As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202
(303) 573-1660
(Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

Stanley Dempsey
Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
(303) 573-1660
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Paul Hilton, Esq. Hogan & Hartson L.L.P. 1200 Seventeenth Street, Suite 1500 Denver, Colorado 80202 (303) 899-7300	David I. Gottlieb, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each class of	Amount to be	Offering	Aggregate Offering	Amount of
securities to be registered	Registered	Price per Unit	Price	Registration Fee
Mandatory Convertible Preferred Stock, par value $0.01 per share(1)				$0(2)

(1)	Including an indeterminate number of shares of common stock, together with rights to purchase Series A Junior Participating Preferred Stock attached thereto, issuable upon conversion of or as a dividend on the Mandatory Convertible Preferred Stock. No separate consideration will be received upon the issuance of any shares of common stock (together with rights to purchase Series A Junior Participating Preferred Stock) issuable upon conversion of or as a dividend on the Mandatory Convertible Preferred Stock.

(2)	The registrant is registering hereby an unspecified number of shares of Mandatory Convertible Preferred Stock and is relying on Rules 456(b) and 457(r). No separate consideration will be received upon the issuance of any shares of common stock (together with rights to purchase Series A Junior Participating Preferred Stock) issuable upon conversion of the Mandatory Convertible Preferred Stock. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

This prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete. You should refer to the accompanying prospectus supplement or other accompanying offering material for a description of the securities offered by this prospectus and other important information.

PROSPECTUS

Mandatory Convertible Preferred Stock

This prospectus relates to our mandatory convertible preferred stock and our common stock into which it is convertible. The terms of the mandatory convertible preferred stock that are offered, and other information will be set forth in one or more supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part, or one or more documents incorporated by reference herein. You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Royal Gold’s common stock is traded on the NASDAQ Global Select Market under the symbol “RGLD.” On November 2, 2007, the reported last sale price of our common stock on the NASDAQ Global Select Market was $32.73 per share. Our common stock is also traded on The Toronto Stock Exchange under the symbol “RGL.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4, in the applicable prospectus supplement and in the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 5, 2007.

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You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

In this prospectus, we use the terms “Royal Gold,” the “Company,” “we,” “us” and “our” to refer to Royal Gold, Inc., except where the context otherwise requires or as otherwise indicated in this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain certain references to future expectations, projections of production, reserve estimates and forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies who operate properties on which we have royalties, as well as information currently available to management. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the United States Securities and Exchange Commission (the “SEC”) or otherwise. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project” and variations of these words, comparable words and similar expressions are intended to identify forward-looking statements. These statements are included or incorporated by reference in this prospectus. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, our Quarterly Report on Form 10-Q for the period ended September 30, 2007 and in future filings we make with the SEC. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	our Current Reports on Form 8-K filed on July 2, 2007, July 24, 2007, July 31, 2007, August 2, 2007, August 9, 2007, August 29, 2007, August 31, 2007, September 4, 2007, September 10, 2007, October 3, 2007, October 26, 2007 and November 1, 2007;

•	our Definitive Proxy Statement filed on Schedule 14A on October 16, 2007; and

•	our Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the “Exchange Act”) for the registration of Preferred Stock Purchase Rights filed on September 12, 1997 together with any amendments thereto.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is terminated. We do not incorporate by reference additional documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. You may request a copy of these filings by writing or telephoning us at:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO 80202
Attn: Stockholder Relations
Telephone: (303) 573-1660

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. You may read and copy our SEC filings and other information at the offices of the NASDAQ Global Select Market, 1735 K Street, NW, Washington, D.C. 20006.

We have filed with the SEC a “shelf” registration statement on Form S-3 relating to the mandatory convertible preferred stock and our common stock into which it is convertible that may be offered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter involved. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

THE COMPANY

This summary highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the particular securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for such securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference. Please refer to our business and operational information contained in Item 1 of our annual report on Form 10-K for the fiscal year ended June 30, 2007, filed on August 22, 2007, and Part I, Item 1 of our Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed on November 1, 2007, both of which are incorporated herein by reference.

We, together with our subsidiaries, are engaged in the business of acquisition and management of precious and other metals royalties. Royalties are passive (non-operating) interests in mining projects that provide the right to revenue or production from the project after deducting specified costs, if any. Our principal producing royalty interests are as follows:

•	four royalty interests at the Pipeline Mining Complex located in Nevada and operated by the Cortez Joint Venture, a joint venture between Barrick Gold Corporation (“Barrick”) (60%) and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto plc;

•	a royalty interest on the Robinson mine, located in eastern Nevada and operated by a subsidiary of Quadra Mining Ltd.;

•	a royalty interest on the SJ Claims, covering portions of the Betze-Post mine located in Nevada and operated by a subsidiary of Barrick;

•	a royalty interest on the Leeville Mining Complex, located in Nevada and operated by a subsidiary of Newmont Mining Corporation;

•	two royalty interests in the Troy underground silver and copper mine located in Montana and operated by Revett Silver Company;

•	two royalty interests on the Taparko mine, located in Burkina Faso and operated by a subsidiary of High River Gold Mines Ltd.;

•	a royalty interest on the Mulatos mine, located in Sonora, Mexico, and operated by a subsidiary of Alamos Gold, Inc.;

•	a royalty interest on the Bald Mountain mine located in Nevada and operated by a subsidiary of Barrick; and

•	a royalty interest on a number of properties in Santa Cruz Province, Argentina, including the Martha silver mine, operated by Coeur d’Alene Mines Corporation.

During the first quarter ended September 30, 2007, we generated royalty revenues of approximately $12.82 million, including approximately $5.68 million from the Pipeline Mining Complex, representing approximately 44% of its total revenues for that period. In addition, we generated royalty revenues of approximately $3.55 million from the Robinson mine, approximately $1.15 million from the SJ Claims at the Betze-Post mine, approximately $842,000 from the Leeville Mining Complex, approximately $558,000 from the Troy mine, approximately $435,000 from the Taparko project, approximately $223,000 from the Mulatos mine, approximately $200,000 from the Bald Mountain mine, and approximately $170,000 from the Martha mine.

We were incorporated under the laws of the State of Delaware on January 5, 1981. Our executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202, and our telephone number is (303) 573-1660. We maintain a website at http://www.royalgold.com where general information about us is available, although we are not incorporating the contents of our website into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks identified under “Risk Factors” in our annual report on Form 10-K for the fiscal year ended June 30, 2007 and our Quarterly Report on Form 10-Q for the period ended September 30, 2007, both of which are incorporated by reference in this prospectus, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities that we offer, will be included in the applicable prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause our the price of our securities to decline.

USE OF PROCEEDS

We intend to use the net proceeds from this offering as set forth in the accompanying applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and preferred stock dividends of Royal Gold for the periods indicated.

	Three Months
	Ended
	September 30,	Fiscal Year Ended June 30
	2007	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges (unaudited)	24.95	22.18	77.89	112.64	80.91	53.06
Ratio of earnings to fixed charges and preferred stock dividends (unaudited)	24.95	22.18	77.89	112.64	80.91	53.06

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interest and losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. Note that prior to our fiscal year ended June 30, 2007, interest charges and that portion of rental expense representative of interest were immaterial. As of the date of this prospectus, we have not issued any shares of preferred stock.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock issuable upon conversion of, or as a dividend on, our mandatory convertible preferred stock. For additional information about the terms of our common stock, please refer to our restated certificate of incorporation, amended and restated bylaws, and stockholder rights agreement that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the general corporation law of the state of Delaware. The summary below and that contained in any prospectus supplement may not contain all information that may be important to a particular investor and we urge you to read our restated certificate of incorporation, amended and restated bylaws and amended and restated rights agreement.

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of November 2, 2007, there were approximately 30,069,673 issued and outstanding and no shares of preferred stock issued or outstanding. Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. At our annual meeting of stockholders to be held on November 7, 2007, holders of our common stock will be considering and voting on a proposal to amend our restated certificate of incorporation to increase the authorized shares of our common stock from 40,000,000 shares to 100,000,000 shares.

Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to receive ratably the net assets of the company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights other than the right, when exercisable, to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock. The outstanding shares of common stock are, and the shares offered by us by any prospectus supplement accompanying this prospectus will be, when issued and paid for, fully paid and non-assessable.

Any prospectus supplement in connection with an offering of our mandatory convertible preferred stock may contain additional information about our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated Bylaws

Effect of Delaware Anti-takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions.

Our restated certificate of incorporation and amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.  Our restated certificate of incorporation provides for our board to be divided into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

Authorized but Unissued or Undesignated Capital Stock.  Our authorized capital stock consists of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. At our annual meeting of stockholders to be held on November 7, 2007, holders of our common stock will be considering and voting on a proposal to amend our restated certificate of incorporation to increase the authorized shares of our common stock from 40,000,000 shares to 100,000,000 shares. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders.  Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

Stockholder Action by Written Consent.  Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our amended and restated bylaws provide the same standard for written consent.

Notice Procedures.  Our amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or amended and restated bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our secretary prior to the meeting. Generally, to be timely, a stockholder who intends to bring matters before an annual meeting must provide advance notice of such intended action not less than 90 days nor more than 120 days prior to the meeting; except if less than 100 days notice was given or public disclosure was made for the meeting, advance notice of the matter is required to be given not less than 10 days after notice or public disclosure of the meeting, and notice as required by the Exchange Act. The notice of the matter generally must contain a brief description of the business desired to be brought before the annual meeting and if regarding the nomination of a director, all information required to be disclosed in solicitation of proxies for election of directors under Schedule 14A of the Exchange Act, the reasons for conducting the business at the annual meeting, the name and record address of such stockholder, the class and number of shares of Royal Gold stock owned by such stockholder, a description of any material interest of the stockholder in such business and whether such stockholder intends to solicit proxies from Royal Gold stockholders.

Stockholder Rights Plan

Rights to purchase Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) have been distributed to holders of our common stock under our amended and restated rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights. The rights agreement provides that attached to each share of our common stock is one right that, when exercisable, entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $175, subject to adjustment. In certain events, including when a person or group becomes the owner of 15% or more of our outstanding common stock (except by reason of share acquisitions by the Company) or when a person or group commences a tender offer or exchange offer for 15% of more of our outstanding common stock, the rights become exercisable. Exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to receive that number of one-thousandths of a share of Series A Preferred Stock with a market value equal to two times the exercise price of the rights. At any time after the rights become exercisable, but before the acquiring person or group has obtained 50% or more of our outstanding common stock, our board of directors, under certain circumstances, may exchange each of the rights for a share of common stock or one one-thousandth of a Series A Preferred Share or the preferred stock equivalent. Accordingly, exercise or exchange of the rights may cause substantial dilution to a person or group that attempts to acquire our company. The rights, which expire on September 10, 2017, may be redeemed at a price of $.001 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of our outstanding common stock, except as otherwise provided in the rights agreement. The rights agreement makes the takeover of our company much more difficult.

Limitation of Director Liability

As permitted by provisions of the Delaware General Corporation Law, our restated certificate of incorporation limits, in certain circumstances, the monetary liability of our directors for breaches of their fiduciary duties as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to our company or its stockholders;

•	for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

•	arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

•	for any transaction from which the director derived an improper personal benefit.

In addition, these provisions do not eliminate the liability of a director for violations of federal securities laws, nor do they limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Indemnification Arrangements

Our amended and restated bylaws provide that our company shall indemnify all of our directors and officers to the full extent permitted by Delaware law. Under such provisions any director or officer, who, in his capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company. The amended and restated bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

We have entered into indemnification agreements to assure our directors and officers that they will be indemnified to the extent permitted by our amended and restated bylaws and the Delaware General Corporation Law. The indemnification agreements cover any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the prompt advancement of all expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, Golden, Colorado; and Computershare Trust Company of Canada, Toronto, Ontario.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hogan & Hartson LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Royal Gold, Inc. and management’s assessment of the effectiveness of internal control over financial reporting of Royal Gold, Inc. (which is included in Management’s Report on Internal Control over Financial Reporting) and the assessment of the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the issuance and distribution of the securities being registered except selling discounts and commissions of any selling securityholders. The following table sets forth expenses and costs related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$	*
Legal fees		25,000
Accounting fees		10,000
Blue Sky filing fees and expenses		10,000
Printing and engraving expenses		10,000
Transfer Agent fees and expenses		10,000
Miscellaneous		10,000
Total		$75,000

*	Under SEC Rule 456(b) and Rule 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Royal Gold’s restated certificate of incorporation provides that a director shall not be liable to Royal Gold or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall be so liable (i) for breach of the director’s duty of loyalty to Royal Gold or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock repurchase or redemption as provided under Section 174 of DGCL, or (iv) for any transaction from which the director received an improper personal benefit.

Royal Gold’s amended and restated bylaws provide that Royal Gold shall indemnify all of its directors and officers to the full extent permitted by DGCL. Under such provisions, any person who was made or threatened to be made a party to any threatened, pending or completed action, suit proceeding by reason of the fact that he or she is serving as a director or officer of Royal Gold, or serving at Royal Gold’s request as a director, officer, employee or agent of another entity will be indemnified to the full extent permitted by the DGCL against expenses, liability and loss (including attorney’s fees) reasonably incurred by such person.

Royal Gold’s amended and restated bylaws further provide that it will pay expenses (including attorneys’ fees) incurred by an officer or director in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

Royal Gold may purchase insurance on behalf of such person against any liability asserted against and incurred by any person who is or was a director, officer, employee or agent of Royal Gold, or serving at Royal Gold’s request as such of another entity, whether or not Royal Gold would have the power to indemnify such person against such liability under the DGCL.

Royal Gold entered into indemnification agreements with each of its current officers and directors. The indemnification agreements cover, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Royal Gold pursuant to Royal Gold’s restated certificate of incorporation, amended and restated bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act of 1933 and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement**
3.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibits (c) and (b) to the Company’s Report on Form 10-K for the fiscal year ended December 31, 1980, filed on May 19, 1981)
3.2	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 29, 2007 and incorporated herein by reference)
3.3	Form of Certificate of Designations of Mandatory Convertible Preferred Stock**
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(b) to the Company’s Registration Statement on Form S-1 (Registration No. 2-84642), filed on June 17, 1983)
4.2	First Amended and Restated Rights Agreement (filed as Exhibit 4.1 to the Company’s Form 8-A/A (Amendment No. 1) on September 10, 2007, and incorporated herein by reference)
4.3	Form of Mandatory Convertible Preferred Stock Certificate**

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP*
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 5, 2007.

ROYAL GOLD, INC.

By:	/s/ Tony Jensen
Name:     Tony Jensen

Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of Royal Gold, Inc., a Delaware corporation, hereby constitutes and appoints Bruce C. Kirchhoff and Karen Gross, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 2007.

Signature	Title

/s/ Tony Jensen Tony Jensen	President, Chief Executive Officer and Director

/s/ Stefan Wenger Stefan Wenger	Chief Financial Officer and Treasurer

/s/ Stanley Dempsey Stanley Dempsey	Executive Chairman and Director

/s/ John W. Goth John W. Goth	Director

/s/ M. Craig Haase M. Craig Haase	Director

/s/ S. Oden Howell, Jr. S. Oden Howell, Jr.	Director

Signature	Title

/s/ Merritt E. Marcus Merritt E. Marcus	Director

/s/ James W. Stuckert James W. Stuckert	Director

/s/ Donald Worth Donald Worth	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement**
3.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibits (c) and (b) to the Company’s Report on Form 10-K for the fiscal year ended December 31, 1980, filed on May 19, 1981)
3.2	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 29, 2007 and incorporated herein by reference)
3.3	Form of Certificate of Designations of Mandatory Convertible Preferred Stock**
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(b) to the Company’s Registration Statement on Form S-1 (Registration No. 2-84642), filed on June 17, 1983)
4.2	First Amended and Restated Rights Agreement (filed as Exhibit 4.1 to the Company’s Form 8-A/A (Amendment No. 1) on September 10, 2007, and incorporated herein by reference)
4.3	Form of Mandatory Convertible Preferred Stock Certificate**
5.1	Opinion of Hogan & Hartson LLP*
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.